Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00252) pertaining to the Equitable Resources, Inc. Employee Savings Plan of our report dated June 1, 2005 with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 29, 2004.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 24, 2005